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                                                                   EXHIBIT 23.3


               [ALTSCHULER, MELVOIN AND GLASSER LLP LETTERHEAD]


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the DT Industries, Inc. Registration Statement on Amendment No. 1 Form S-3 (No. 333-14955) of our report dated August 20, 1996, related to the consolidated financial statements of Mid-West Automation Enterprises, Inc. as of May 26, 1996 and May 28, 1995 and for each of the three fiscal years in the period ended May 26, 1996, which appears on page 3 of the DT Industries, Inc. Current Report on Form 8-K/A dated August 5, 1996. Such Current Report on Form 8-K/A is incorporated by reference in the Prospectus constituting part of the DT Industries, Inc. Registration Statement on Amendment No. 1 Form S-3 (No. 333-14955). We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ ALTSCHULER, MELVOIN AND GLASSER LLP



Chicago, Illinois
October 30, 1996